UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 7, 2009

CYPLASIN BIOMEDICAL, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-52057	47-0930829
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9650 – 20 Avenue, Edmonton, Alberta, Canada	T6N 1G1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 780-469-2975

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e -4©)

Item 1.01  Entry into Material Definitive Agreement

On February 7, 2009, we entered into an exclusive license agreement between our company and Bioxen Ltd., wherein Bioxen has agreed to acquire an exclusive license from our company for the territory to make use and make practice of our intellectual property for various therapeutic purposes. Under the terms of the exclusive license agreement, Bioxen shall to our company a non-refundable license fee of 25,000 Euros and shall pay all current, outstanding and ongoing continued related patent and maintenance fees in connection with the intellectual property and certain royalties.

On February 28, 2010, we entered into a letter agreement with Minapharm Pharmaceuticals SAE, wherein Minapharm has agreed to provide our company with a loan. Pursuant to the terms of the letter agreement, the loan may be converted into common stock of our company provided that Minapharm enters into a promissory note, a debt conversion agreement and a subscription agreement. Minapharm shall grant to our company a distribution agreement to market and sell a versions of its pegylated interferon-alpha (PEG-IFN) product in territories where it is legally able to do so.

On July 1, 2009, we entered into an agreement with Virionics Corporation. Virionics holds an exclusive worldwide license to intellectual properties, data and knowhow pertaining to hepatitis C prevention and treatment technologies and product candidates licensed from the U.S. National Institutes of Health. Pursuant to the agreement, Virionics has agreed to provide our company with a sublicense for exclusive worldwide use to make, use and commercialize hepatitis prevention and therapy products according to the terms of the license agreed upon by Virionics and the U.S. National Institutes of Health.

On July 19, 2010, we entered into a securities purchase agreement with Tangiers Investors, LP, wherein Tangiers agreed to purchase from our company up to $10,000,000 of our common stock, par value $0.001 by way of advances to our company amounts not less than $5,000 and not more than $250,000.

On December 27, 2009, we entered into an asset assignment agreement with Dr. Joseph Sinkule, wherein Dr. Sinkule has agreed to assign to our company certain therapeutic products licensed from the Public Health Services of the National Institute of Health in Bethesda, Maryland. We have agreed to issue 3,680,000 shares of our common stock at a deemed price of $0.17 per share as remuneration for the license assignment.

Item 9.01  Financial Statements and Exhibits

10.1	Exclusive License and Option Agreement between our company and Bioxen Ltd. dated February 7, 2009.

10.2	Letter of Agreement between our company and Minapharm Pharmaceuticals SAE, dated February 28, 2010.

10.3	Exclusive License Agreement between our company and Virionics Corporation, dated July 1, 2009.

10.4	Securities Purchase Agreement between our company and Tangiers Investors, LP, dated July 19, 2010.

10.5	Asset Assignment Agreement between our company and Dr. Joseph Sinkule, dated December 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPLASIN BIOMEDICAL, LTD.

/s/ Garth Likes
Garth Likes
President
Date: February 8, 2011